For Immediate Release
---------------------
Media Contact: Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com Investor Contact: Kurt R. Harrington (703)-469-1000 or kharrington@fbr.com

                    FBR Asset Investment Corporation Reports
                   Fourth Quarter and Full-Year 2000 Results

ARLINGTON, Va., February 8, 2000 - FBR Asset Investment Corporation (AMEX: FB) today reported fourth quarter 2000 operating earnings (income before gains and losses from investments) of $3.3 million, or $0.83 per share; compared with operating earnings of $4.6 million, or $0.68 per share for the fourth quarter of 1999. Revenue for the fourth quarter of 2000 was $6.0 million, compared with $8.3 million for the fourth quarter of 1999.

For the full year ended December 31, 2000, FBR Asset had operating earnings of $11.2 million, or $2.47 per share; compared with operating earnings of $12.8 million, or $1.70 per share. Revenue for the year was $23.8 million, compared to $23.5 million for the previous year.

During 2000, FBR Asset recorded a charge of $5.6 million related to the impairment of certain available for sale equity securities, most of which had already been recorded as a reduction of shareholders equity at December 31, 1999.

FBR Asset paid a fourth quarter dividend of $0.60 per share and a special dividend of $0.35 per share, on January 16, 2001 to shareholders of record as of December 29, 2000.

"We are extremely proud of FBR Asset's accomplishments in 2000," said Eric F. Billings, Chairman and Chief Executive Officer of FBR Asset, "especially with a 41 percent investment return based on the growth in book value of $4.36 per share, and dividends paid to shareholders in 2000 of $2.95 per share."

FBR Asset is a Real Estate Investment Trust (REIT) formed in December 1997. It invests in mortgages, mortgage-backed securities, and other real estate-related assets. As of December 31, 2000, the Company had approximately $225.8 million in total assets, shareholders' equity of $86.8 million, a book value of $22.36 per share, and 3.9 million shares outstanding.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) has a 35 percent equity ownership interest in FBR Asset, and has warrants to potentially own up to 46 percent of FBR Asset. The majority of FBR Asset's outstanding shares are owned by individual and institutional investors.

FBR Asset listed on the American Stock Exchange on September 29, 1999.

                                     # # #

     Note to Editors: Please note that "FBR Asset Investment Corporation" and "Friedman, Billings, Ramsey Group, Inc." are two different companies. FBR Asset is a REIT, which is required as a result of its tax status, to pay a dividend. FBR Asset (ASE:FB) is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. (NYSE:FBR) is a publicly held company, which has historically never paid a dividend. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset. Thank you.

     Statements concerning future performance, earnings, developments, expenditures, negotiation or other events, concerning expectations, plans, or objectives for future operations or for growth, concerning market forecasts, or filed backlog, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks, and uncertainties that might cause actual events, results, or developments to differ materially from stated expectations or current circumstances. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, demand for asset management services, available technologies, competition for business and personnel, and general economic, political, and market conditions.

                                     # # #

     Two pages of financial data follows this page.
                                  *    *    *

                        FBR ASSET INVESTMENT CORPORATION
                        CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)



                                                           Three months ended
                                                              December 31,
Revenue:                                               2000              1999
                                                     --------          --------
Interest income                                      $  4,375          $  5,169
Dividend income                                         1,635             3,117
                                                     --------          --------
               Total Revenue                            6,010             8,286

Expenses:
Interest                                                2,307             2,999
Management fees                                           253               354
Professional fees & other expenses                        141               220
Amortization                                             --                 114
                                                     --------          --------
               Total Expenses                           2,701             3,687

           Net realized gains                           2,056             2,164
           Recognized loss on                                           (10,887)
            available-for-sale
            equity securities
                                                     --------          --------
           Net income (loss)                         $  5,365          $ (4,124)
                                                     ========          ========

Basic and diluted income (loss)                      $   1.35          $   (.61)
 per share
                                                     ========          ========

Weighted average shares                                 3,985             6,782
                                                     ========          ========

                        FBR ASSET INVESTMENT CORPORATION
                        CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)




                                                              Year ended
                                                             December 31,
Revenue:                                                2000             1999
                                                     --------          --------
Interest income                                      $ 18,759          $ 15,824
Dividend income                                         5,082             7,650
                                                     --------          --------
           Total Revenue                               23,841            23,474

Expenses:
Interest                                               10,935             7,921
Management fees                                         1,079             1,329
Professional fees & other expenses                        597               978
Amortization                                             --                 455
                                                     --------          --------
           Total Expenses                              12,611            10,683

           Net realized gains                           2,760             3,238
           Recognized loss on                          (5,626)          (10,887)
            available-for-sale
            equity securities
                                                     --------          --------
           Net income                                $  8,364          $  5,142
                                                     ========          ========

Basic and diluted income per share                   $   1.84          $   0.68
                                                     ========          ========

Weighted average shares                                 4,544             7,524
                                                     ========          ========